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                                                                      (d)(2)(v)

                              AMENDED SCHEDULE A

                              with respect to the

                        INVESTMENT MANAGEMENT AGREEMENT

                                    between

                               ING MUTUAL FUNDS

                                      and

                             ING INVESTMENTS, LLC

Series                                        Annual Investment Management Fee
------                                        ---------------------------------
                                                (as a percentage of average
                                                     daily net assets)

ING Foreign Fund                                 1.00% of assets up to $500
                                                          million

                                                0.90% of assets in excess of
                                                        $500 million

ING Global Equity Dividend Fund                            0.70%

ING International Growth Opportunities Fund                1.00%

ING Global Natural Resources Fund             1.00% of assets up to $50 million
                                              0.75% of assets in excess of $50
                                                          million

ING Russia Fund                                            1.25%